                        SEPARATION AGREEMENT AND RELEASE

      THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is made and entered into as of October 7, 1996, by and between KENETECH CORPORATION and CNF INDUSTRIES, INC. (together with their affiliated companies, the "Company'), both Delaware corporations, and JOEL M. CANINO (the "Employee"), who was previously employed by the Company.

                                    RECITALS

     A. The Employee's employment with the Company terminated on or about September 15, 1996.

     B. The Employee acknowledges that he received full salary, vacation pay and benefits payments from the Company in accordance with the Company's regular payroll practices prior to termination.

     C. The Employee desires to compromise, settle and release fully and finally all outstanding matters between the Employee and the Company, including all matters relating to the Employee's employment, his separation from the Company and the termination of his employment.

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the Company and the Employee agree as follows:

      1. Separation Date. The Company and the Employee agree that the Employee's employment by the Company was terminated effective on or about September 15,
1996 (the "Separation Date"). The Employee understands and agrees that, effective as of the Separation Date, he was no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company and he acknowledges that he has been reimbursed for all expenses incurred by him prior to such date.

     2.  Resignation.   The  execution  of  this  Agreement  shall  confirm  the
Employee's resignation as an officer and employee of the Company effective as of the Separation Date.

      3. Terms of Separation. In consideration of the agreements by the Employee provided herein, including, without limitation, the releases by the Employee in Paragraph 4 below and cancellation of the Promissory Note from the Company to the Employee dated December 1, 1994 ("Promissory Note") as provided in Paragraph 15(d) below, the Company agrees as follows:

     (a) In full satisfaction of any claims by the Employee in connection with his employment or the termination of his employment, including, but not limited to, any claims for compensation, bonus payments, fringe benefits, disability benefits, ownership rights, severance benefits, change in control benefits, out-placement services, relocation expenses, payments of principal and interest under the Promissory
          Note, life insurance premiums or coverage, membership fees and options, the Company shall, concurrently with the Company's receipt of the Waiver of Revocation described in Paragraph 11 below, (i) pay to the Employee a lump sum amount equal to $445,000 less all applicable deductions, and (ii) transfer to the Employee as owner/payor the Company's life insurance policies naming the Employee as the insured issued by Security-Connecticut Life Insurance Company, Policy Nos. 0008-47934E and 0008-41548R, free of loans, and (iii) deliver to the Employee restricted stock certificates as contemplated by Paragraph 15(f) below.

     (b) The Employee has ceased participation in all employee benefit plans of the Company effective as of the Separation Date, and the Company shall not be liable for any payments to or on behalf of the Employee in respect of any fringe benefits, except that the Employee shall continue to be covered by the Company's health and group disability and life insurance plan until October 31, 1996. The foregoing health coverage shall not be in lieu of any continued health care coverage to which the Employee or his dependents would otherwise, at the Employee's expense, be entitled in accordance with the requirements of Code Section 4980B by reason of termination of his employment.

     (c) The Employee's employment will be deemed terminated effective on the Separation Date.

     (d) The Company will deduct and withhold, from the compensation payable to the Employee under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under the applicable statute or regulation.

     4. Mutual Releases.

     (a) Release By The Employee. Except as to any claims arising out of rights provided under this Agreement, in consideration for the agreements set forth herein, the Employee hereby irrevocably and unconditionally releases, acquits and forever discharges for himself and his heirs, executors, administrators, agents, successors and assigns, CNF Industries, Inc., KENETECH Corporation and any related entity and their stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, and subsidiaries, and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of any interactions between the Employee or his heirs, executors, administrators, agents, successors or assigns, and the Company Releasees from the beginning of time to the present, including but not limited to any matter arising out of the Employee's employment by the Company, his separation from employment with the Company, the proposed purchase of CNF Industries, Inc. or any affiliate by Gemma Inc. or any affiliate, or the termination of the Employee's employment, which the Employee or his heirs, executors, administrators, agents, successors or assigns, now has, or ever claimed to have, or could claim against each or any of the Company Releasees, including, without limitation, any of the following: claims in equity or law for wrongful discharge, and personal injury claims, claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, disability, religion and other protected classifications, or claims under the Civil Rights Acts of 1866 and 1871, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act of 1990, the Family Medical and Leave Act, the California Fair Employment and Housing Act or any comparable law of any other State (collectively, the "Employee Claims"). The Employee hereby agrees to forego any right to file any charges or complaints with any governmental agencies or any legal action against the Company Releasees under any of the laws referenced in this paragraph or with respect to any of the Employee Claims. Notwithstanding the foregoing, the release by the Employee in this paragraph shall not limit the right of the Employee to seek to enforce the provisions of this Agreement, including without limitation the provisions of Paragraph 8 below.

     (b) Release By The Company. Except as to any claims arising out of rights provided under this Agreement, in consideration for the agreements set forth herein, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges for itself and its agents, successors and assigns, the Employee and his successors and assigns (collectively, the "Employee Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of any interactions between the Company and the Employee Releasees from the beginning of time to the present, arising out of the Employee's employment by the Company, his separation from employment with the Company, or the termination of the Employee's employment, which the Company now has, or ever claimed to have, or could claim against each or any of the Employee Releasees (collectively, the "Company Claims"). The Company hereby agrees to forego any right to file any charges or complaints with any governmental agencies or any legal action against the Employee Releasees with respect to any of the Company Claims. Notwithstanding the foregoing, the release by the Company in this paragraph shall not limit the right of the Company to seek to enforce the provisions of this Agreement, including without limitation the provisions of Paragraph 8 below.

     (c) Gemma. The Employee shall not benefit from or promote any action or legal proceeding of any kind against any of the Company Releasees arising out of or in connection with, directly or indirectly, Gemma Inc.'s attempt to purchase CNF Industries, Inc. or any affiliate thereof, and shall oppose any such action or legal proceeding, including but not limited to voting against any such action or legal proceeding in his capacity as an officer or director of Gemma Inc. The Employee represents and warrants to the Company that the Employee knows of no plans to initiate any such action or proceeding and that he does not have a controlling interest in or control Gemma Inc. or its actions. The Company shall not benefit from or promote any action or legal proceeding of any kind against the Employee arising out of or in connection with, directly or indirectly, Gemma Inc.'s attempt to purchase CNF Industries, Inc. or any affiliate thereof, and shall oppose any such action or legal proceeding.

     (d) Indemnification and Insurance. To the extent permitted by applicable law, the Company agrees that all rights to indemnification from the Company existing under the law and under the Company's certificate of incorporation and by-laws as of the Separation Date, in favor of the Employee as a director, officer, employee, or agent of the Company shall survive this Agreement and shall continue in full force and effect with respect to any liability for any acts or omissions by the Employee during the period of his employment by the Company. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers any former employees of CNF Industries, Inc. or KENETECH Corporation whose employment terminated in September 1996 or earlier, it shall include the Employee among the insured former employees; provided, however, that this Agreement shall not be construed or implied as an obligation to continue to maintain directors' and officers' liability insurance for active or former employees for any period of time. The Employee shall hold the Company harmless from any liability arising out of his tax situation and any taxes, penalties, or other assessments that may hereafter be asserted on account of any payments or other compensation hereunder, over and above taxes withheld and paid in a timely manner by the Company.

      5. Waiver of Unknown Claims. The Employee acknowledges that he is aware that he may hereafter discover claims or facts different from or in addition to those he now knows or believes to be true with respect to the matters herein released, and except as to any claims arising out of the rights provided under this Agreement, he agrees that the releases set forth above shall be and remain in effect in all respects a complete general release as to the matters released and all claims relative thereto which may exist or may heretofore have existed, notwithstanding any such different or additional facts. The Employee acknowledges that he has considered the possibility that he may not fully know the number or magnitude of all of the claims which he has or may have against the Company and the Company Releasees and, except as set forth in this Agreement and Paragraph 8 below, intends to assume the risk that he is releasing unknown claims. The Employee acknowledges that he has been informed of Section 1542 of the Civil Code of the State of California and, except as set forth in this Agreement and Paragraph 8 below, he does hereby expressly waive and relinquish all rights and benefits which he has or may have under such Section or under any comparable law of any other State, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The Employee understands and acknowledges the significance and consequences of such specific waiver of Section 1542 and, except as set forth in this Agreement and Paragraph 8 below, hereby assumes full responsibility for any injuries, damages or losses that he may incur as the result of such waiver.

 6.    Confidentiality and Non-disclosure Agreements.

     (a) The Employee acknowledges that any confidentiality, proprietary or ownership rights or nondisclosure agreement(s) in favor of the Company or the Company Releasees which he may have entered into in connection with his employment (the "Nondisclosure Agreement(s)") by the Company, are understood to survive, and do survive, the termination of his employment and this Agreement, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or the Employee's obligations thereunder.

     (b) The Employee agrees that, except to the extent compelled by law or legal process or except to the extent he is required to disclose to governmental authorities in connection with any inquiry, audit or assessment relating to the taxation of any payments provided for herein or except in any litigation or arbitration proceeding between the Company and the Employee as provided herein (in which case the Employee will use his best efforts to ensure that such information is maintained as confidential by the persons to whom he is compelled or required to disclose such information), the Employee will not: (i) disclose or communicate confidential information of the Company to any third party (including governmental agencies and employees and former employees of the Company); (ii) make use of confidential information of the Company for his own behalf, or on behalf of any third party; and (iii) facilitate, assist, persuade or attempt to facilitate, assist or persuade any third party to commence or prosecute any legal proceedings against the Company or any Company Releasees. If the Employee receives, is notified of, or is served with a subpoena, summons, complaint, order, notice, notice of deposition or any other legal process or request for information (collectively, "Legal Process") in connection with any legal or quasi-legal proceeding, including, but not limited to, any action at law or equity, arbitration, administrative proceeding or governmental, self-regulating organization or stock exchange investigation (collectively, "Litigation"), relating to the performance of his services as an employee, officer or as a director of the Company, or which, if complied with by the Employee, might compel or lead to the disclosure by the Employee of confidential information of the Company, the Employee shall immediately notify the Company and provide the Company with a copy of the same.

      7. Company Property and Information. The Company and the Employee agree that the Employee, as of the date of the execution of this Agreement, has returned to the Company all Company Information (defined below) and files containing Company Information; credit cards; cardkey passes; door and file keys; automobiles; apartments; computer access codes, computer discs, magnetic media; software; and all other physical property which the Employee received in connection with his employment. The term "Company Information" as used in this Agreement means confidential or proprietary business or financial information of the Company. The Employee further represents and warrants that he has not, except in the ordinary course of business and in accordance with Company policies and procedures, destroyed or discarded any documents or information.

      8.    Confidentiality of This Agreement.

     (a) The Employee and the Company mutually represent and agree that, except to the extent required by law, they will keep the terms, and the fact, of this Agreement completely confidential and they will not hereafter disclose any information concerning this Agreement to any person; provided, however, that the Employee may disclose the terms, and the fact, of this Agreement to his immediate family and either party may disclose the terms hereof to his or its legal and tax advisors if such persons agree to keep such information confidential and not disclose it to others, except as provided in Paragraph 6(b) above; provided, however, that either party may make any disclosures that may be required or appropriate under applicable laws or regulations.

     (b) The provisions set forth in subparagraph (a) above are material terms of this Agreement, and a breach of any of those provisions shall constitute a material breach of this Agreement.

      9. Consideration. The Company and the Employee mutually acknowledge that neither is required to enter into this Agreement, and the Employee acknowledges that the consideration to be received by him under this Agreement is adequate and that the promises and agreements made by the Company in this Agreement are in consideration of the Employee's agreement to provide the releases set forth in Paragraph 4 above.

     10. Receipt of This Agreement. The Employee acknowledges that he has been given twenty-one (21) days to consider the terms of this Agreement.

      11.  Revocability.  This  Agreement is revocable by the Employee for seven
(7) days after it is signed by him. This Agreement shall not be effective or enforceable until the period for revocation has expired and the Employee has delivered to the Company an original executed version of the Waiver of Revocation in the form attached hereto as Exhibit A.

      12. Arbitration. In the event there shall arise any questions or dispute between the Company and the Employee with respect to the provisions of this Agreement or its interpretation, such dispute shall be settled exclusively by arbitration in San Francisco, California, in accordance with the commercial rules then in effect of the American Arbitration Association. Any award so rendered shall be final and binding upon the Company and the Employee and in lieu of any right to a jury trial. In the event that injunctive relief shall become necessary under this Agreement, both the Company and the Employee shall have the right to seek provisional remedies prior to an ultimate resolution by arbitration.

      13. Voluntary Agreement. The Employee represents and agrees that he has been advised by the Company of his right to discuss all aspects of this Agreement with his attorneys, that he has voluntarily chosen whether to avail himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

      14. Notices. Any notice given to either party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of.

      If to the Company:                  KENETECH Corporation
                                    500 Sansome Street, Suite 300
                                    San Francisco, CA  94111
                                    Attn:  General Counsel

      If to the Employee:           Joel M. Canino
                                    100 Wells Street
                                    Unit 710
                                    Hartford, Connecticut  06103

      15.   General Provisions.

     (a) The Employee represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation, inducement agreement or statement not set forth herein made by any of the Company Releasees or by any of the Company Releasees' agents, representatives or attorneys with regard to the subject matter of this Agreement or otherwise.

     (b) The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

     (c) The Company and the Employee mutually agree that neither may assign this Agreement, or any rights or obligations under this Agreement, to any person or entity without the express prior written approval of the other.

     (d) This Agreement sets forth the entire agreement between the Company and the Employee and supersedes any and all prior agreements or understandings between the Company and the Employee pertaining to the subject matter hereof, including the Employment Agreement dated December 1, 1994 between the Company and the Employee ("Employment Agreement"), the Promissory Note and any other agreements relating to the Employee's employment. Except as specifically set forth in Paragraph 6 hereof, the Employment Agreement shall be null and void as of the Separation Date. The Promissory Note shall be null and void as of the Separation Date. This Agreement shall inure to the benefit of and be binding upon the successors in interest and assigns of each party except as otherwise provided herein.

     (e) The Employee and the Company agree that the payments and other consideration paid by the Company to the Employee under this Agreement, and the cancellation by the Employee of the Company's debt to the Employee under this Agreement, represent the parties' bargained-for compromise of their dispute regarding the consideration (if any) which is due the Employee as a result of the termination of his existing Employment Agreement under the circumstances which led to that termination. The parties agree that this compromise provides fair consideration to each of them.

     (f) Nothing herein shall amend or alter the Restricted Stock Purchase Agreement between the Employee and KENETECH Corporation dated as of December 6, 1990 or the grants of stock options by KENETECH Corporation to the Employee dated December 28, 1990 and September 23, 1993, except that (A) all of the unvested or restricted Common Stock the Employee holds (to the extent not otherwise vested) shall automatically vest as of the Separation Date and (B) each of the outstanding stock options (to the extent not otherwise exercisable) shall automatically accelerate as of the Separation Date so that each such option is immediately exercisable for the total number of shares purchasable thereunder in accordance with the applicable stock option agreement.

     (g) The effect, intent and construction of this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first set forth above.


KENETECH CORPORATION


By_________________________                      ___________________________
Name: Mark D. Lerdal                             JOEL M. CANINO
Title:    Chief Executive Officer                Date Signed:  October __, 1996
Date Signed:  October __, 1996

                                    EXHIBIT A

October __, 1996



The Board of Directors
KENETECH Corporation
500 Sansome Street, Suite 300
San Francisco, CA  94111
Attention:   Mark D. Lerdal

Gentlemen:

      On October __, 1996, I executed a Separation Agreement and Mutual Release (the "Agreement") between KENETECH Corporation ("KENETECH") and me, effective as of October __, 1996. I acknowledge that I was advised by KENETECH that I had the right to consult with an attorney, and I have voluntarily chosen whether to avail myself of that right. I also acknowledge that I was advised by KENETECH that I had the right to revoke the Agreement at any time during the seven-day period following the date of my execution of the Agreement, which revocation period expired on October __, 1996.

      By providing this letter, I represent and warrant to KENETECH that I have not revoked the Agreement within the seven-day revocation period that expired on October __, 1996, and that I will not attempt to revoke the Agreement at any time in the future. I acknowledge that I am providing this letter to induce KENETECH to make a payment to me in accordance with the provisions of Paragraph 3(a) of the Agreement. I also acknowledge that I have no basis upon which to claim that the Agreement is invalid for any reason.


                                    Very truly yours,